                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated April 30, 1997, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, Prudential Insurance Company of America, a New Jersey life insurance company and Prudential Investment Management Services, L.L.C., a New Jersey corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                                                  SEPARATE ACCOUNTS               POLICIES FUNDED BY THE
FUND AVAILABLE UNDER THE POLICIES                UTILIZING THE FUNDS                SEPARATE ACCOUNTS
---------------------------------        ----------------------------------   -----------------------------
AIM V.I. Capital Appreciation Fund       Prudential Variable Contract         Group Variable Universal Life
AIM V.I. Core Equity Fund                Account GI-2                         Insurance Contracts
AIM V.I. Diversified Income Fund         Established June 24, 1988
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Government Securities Fund
AIM V.I. Global Heath Care Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

AIM V.I. Government Securities Fund      Prudential Discovery Premier Group   Discovery Premier Group
AIM V.I. International Growth Fund       Variable Contract Account            Retirement Annuity
AIM V.I. Core Equity Fund                Established November 9, 1999
AIM V.I. Dynamics Fund

AIM V.I. Core Equity Fund                Prudential Discovery Select Group    Discovery Select Group
                                         Variable Contract Account            Retirement Annuity
                                         Established February 11, 1997

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

EFFECTIVE DATE: MAY 1, 2006


AIM VARIABLE INSURANCE FUNDS            A I M DISTRIBUTORS, INC.


By: /s/ Robert H. Graham                By: /s/ Gene L. Needles
    ---------------------------------       ------------------------------------
Name: Robert H. Graham                  Name: Gene L. Needles
Title: President                        Title: President


THE PRUDENTIAL INSURANCE COMPANY OF     PRUDENTIAL INVESTMENT MANAGEMENT
AMERICA                                 SERVICES LLC


By: /s/ Illegible                       By: /s/ Illegible
    ---------------------------------       ------------------------------------
Name: Illegible                         Name: Illegible
Title: Vice President                   Title: Vice President